PRELIMINARY PROXY

                             OCC CASH RESERVES, INC.
                                PRIMARY PORTFOLIO
                              GOVERNMENT PORTFOLIO
                           GENERAL MUNICIPAL PORTFOLIO
                         CALIFORNIA MUNICIPAL PORTFOLIO
                          NEW YORK MUNICIPAL PORTFOLIO

              1345 Avenue of the Americas, New York, New York 10105
                          Toll Free (800) _ _ _ _ _ _ _

                    -----------------------------------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                                 December 23, 2002

                    -----------------------------------------

      Notice is hereby given that a Special Meeting of Shareholders of the Primary Portfolio, Government Portfolio, General Municipal Portfolio, California Municipal Portfolio and the New York Municipal Portfolio (each a "Portfolio") of OCC CASH RESERVES, INC. (the "Fund"), will be held at 1345 Avenue of the Americas, New York, NY on Monday, December 23, 2002, (the "Meeting") at 9:00 a.m., Eastern Time, for the following purposes:

      1. For each Portfolio, to approve or disapprove a Plan of Liquidation and Dissolution pursuant to which the Portfolio's assets will be liquidated, known liabilities satisfied and remaining proceeds distributed to Shareholders; and

      2. To consider and act upon any other matters which may properly come before the Meeting or any adjournments thereof.

      Shareholders of record of each Portfolio as the close of business on November 27, 2002 are entitled to notice of, and to vote, at the Meeting. If you cannot be present in person, your management would greatly appreciate your filling in, signing and returning the enclosed proxy promptly in the envelope provided for that purpose.

      In the event that the necessary quorum to transact business or the vote required to approve or reject any proposal is not obtained at the Meeting with respect to any of the Portfolios, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote

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of the holders of a majority of the concerned Portfolio's shares present in person or by proxy at the Meeting. The persons named as proxies will vote in favor of such adjournment those proxies they are entitled to vote in favor of the Proposal and will vote against any such adjournment those proxies to be voted against the Proposal.

                                 By order of the Board of Directors,

                                 Michael B. Zuckerman
                                 Secretary

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                                    IMPORTANT

      YOU CAN HELP AVOID THE NECESSITY AND EXPENSE OF SENDING FOLLOW-UP LETTERS TO ENSURE A QUORUM BY PROMPTLY RETURNING THE ENCLOSED PROXY. IF YOU ARE UNABLE TO BE PRESENT IN PERSON, PLEASE FILL IN, SIGN AND RETURN THE ENCLOSED PROXY IN ORDER THAT THE NECESSARY QUORUM MAY BE REPRESENTED AT THE MEETING. THE ENCLOSED ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.
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      THE BOARD OF DIRECTORS OF THE FUND RECOMMENDS THAT YOU CAST YOUR VOTE FOR
      APPROVAL OF THE PLAN OF LIQUIDATION AND DISSOLUTION PURSUANT TO WHICH EACH PORTFOLIO'S ASSETS WILL BE LIQUIDATED, KNOWN LIABILITIES SATISFIED AND REMAINING PROCEEDS DISTRIBUTED TO SHAREHOLDERS.

                             YOUR VOTE IS IMPORTANT

                 -----------------------------------------------

                             OCC CASH RESERVES, INC.
                                PRIMARY PORTFOLIO
                              GOVERNMENT PORTFOLIO
                           GENERAL MUNICIPAL PORTFOLIO
                         CALIFORNIA MUNICIPAL PORTFOLIO
                          NEW YORK MUNICIPAL PORTFOLIO

                 1345 Avenue of the Americas, New York, NY 10105
                            Toll Free (800) ________

                 -----------------------------------------------

                                 PROXY STATEMENT
                         Special Meeting of Shareholders
                                December 23, 2002

                 -----------------------------------------------

      This statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Directors") of OCC Cash Reserves, Inc. (the "Fund") for use at the Special Meeting of Shareholders of the Primary Portfolio, Government Portfolio, General Municipal Portfolio, California Municipal Portfolio and the New York Municipal Portfolio of the Fund (each a "Portfolio" and collectively, the "Portfolios") to be held on December 23, 2002, and at any adjournments thereof (the "Meeting") for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders (the "Notice of Special Meeting"). The first mailing of this Proxy Statement is expected to be made on or about December 9, 2002.

      If the enclosed form of proxy is properly executed and returned in time to be voted at the Meeting, the proxies named therein will vote the shares represented by the proxy in accordance with the instructions marked thereon. Unmarked proxies will be voted in favor of the Proposal for which they are entitled to vote, as set forth in the attached Notice of Special Meeting. A proxy may be revoked at any time prior to its exercise by any of the following: written notice of revocation to the Secretary of the Fund, execution and delivery of a later dated proxy to the Secretary of the Fund (if returned and received in time to be voted), or attendance and voting at the Meeting. Attendance at the Meeting will not in and of itself revoke a proxy.

      The holders of shares ("Shareholders") of the Primary Portfolio, Government Portfolio, General Municipal Portfolio, California Municipal Portfolio and New York Municipal Portfolio as of the close of business on November 27, 2002, the record date for the determination of Shareholders entitled to notice of and to vote at the Meeting (the "Record Date"), are entitled to one vote for each share held and a fractional vote for a fractional share. As of November 27, 2002, the Record Date, the Primary Portfolio had ___________ shares outstanding, the Government Portfolio had ___________ shares outstanding, the General Municipal Portfolio had ___________ shares outstanding, the California Municipal Portfolio had ___________ shares outstanding and the New York Municipal Portfolio had ___________ shares outstanding. The following Shareholders are the only Shareholders known to own of record or beneficially more than 5% of the outstanding shares of the respective Portfolio as of November 27, 2002: (1) Aegis Capital Corporation, held in an ominibus account for clients __________ shares (__%) of the Primary Portfolio, __________ shares (__%) of the Government Portfolio, __________ shares (__%) of the General Municipal Portfolio, __________ shares (__%) of the California Municipal Portfolio and __________ shares (__%) of the New York Municipal Portfolio; (2) Kaplan & Company Securities Inc., held in an omnibus account for clients __________ shares (__%) of the Primary Portfolio, __________ shares (__%) of the Government Portfolio, __________ shares (__%) of the General Municipal Portfolio, __________ shares (__%) of the California Municipal Portfolio and __________ shares (__%) of the New York Municipal Portfolio; and (3) Allianz Dresdner Asset Management of America, L.P., an affiliate of OpCap Advisors. had proprietary holdings of __________ shares (__%) of the Primary Portfolio, __________ shares (__%) of the Government Portfolio, __________ shares (__%) of the General Municipal Portfolio, __________ shares (__%) of the California Municipal Portfolio and __________ shares (__%) of the New York Municipal Portfolio. The percentage ownership of shares of the Portfolios changes from time to time depending on purchases and redemptions by Shareholders and the total number of shares outstanding.

Proxies

      All costs of the Meeting, including, but not limited to, the preparation and mailing of proxy materials and the solicitation of proxies, will be borne by the Fund, with each Portfolio paying its pro rata share based on the net assets of each Portfolio. The solicitation of proxies will be by mail, which may be supplemented by solicitation by telephone or otherwise through Directors and officers of OpCap Advisors, LLC, the investment advisor of each Portfolio and officers and regular employees of certain affiliates of the OpCap Advisors, without special compensation. In addition, the Fund may employ D. F. King & Co., Inc. ("Solicitor") as proxy solicitor if it appears that the required number of votes to achieve quorum will not be received. In the event of a solicitation by Solicitor, the Fund would pay $_____ and the expenses outlined below.

      The last proxy vote received in time to be voted will be the last vote that is counted and will revoke all previous votes by the Shareholder.

Expenses of Solicitation

      The expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, are expected to approximate $_______ and will be borne by the Fund. In addition, the Fund may retain D. F. King & Co., Inc. as proxy solicitor, at a cost to the Fund of approximately $_____ plus reimbursement of reasonable expenses. Brokerage houses, banks and other fiduciaries may be requested to forward soliciting material to the beneficial owners of shares and to obtain authorization for the execution of proxies.

(1) APPROVAL OR DISAPPROVAL OF A PLAN OF LIQUIDATION AND DISSOLUTION PURSUANT TO WHICH EACH PORTFOLIO'S ASSETS WILL BE LIQUIDATED, KNOWN LIABILITIES SATISFIED AND REMAINING PROCEEDS DISTRIBUTED TO SHAREHOLDERS.

Background

      The Fund has served as a cash sweep vehicle for CIBC World Markets ("CIBC") and certain other broker-dealers. CIBC notified OpCap Advisors that it intended to retain an alternate sweep provider instead of the Fund. Until the date of its withdrawal from the Fund, CIBC's clients represented at least 95% of each Portfolio.

      OpCap Advisors, the Fund's Investment Advisor, believes it is unlikely that the Portfolios will experience sufficient growth in assets in the foreseeable future to avoid, in the absence of the assets attributable to CIBC's clients, the negative consequences of maintaining a small asset base, e.g., investment inefficiencies, higher than normal operating costs and other disadvantageous economies of scale. In light of these adverse expectations, the Investment Advisor has concluded that it would be in the best interests of the Portfolios and their respective Shareholders to liquidate the Portfolios and has recommended that this course of action be considered by the Portfolios' Board of Directors.

      At a meeting on October 8, 2002, the Board of Directors considered whether it would be appropriate and in the best interests of each Portfolio and its Shareholders to liquidate each Portfolio and, after careful consideration of the matter, the Board approved the liquidation and termination of each Portfolio pursuant to the terms of a Plan of Liquidation and Dissolution (each a "Plan" and collectively, the "Plans"). The Board also directed that the Plans be submitted to Shareholders for approval in accordance with the requirements of the Fund's Articles of Incorporation. In evaluating the Plans, the Directors considered a number of factors, including the amount of each Portfolio's total assets, each Portfolio's expense ratio, the likelihood that additional sales of the Portfolios' shares could increase the assets to a more viable level, and the Fund's Distribution Assistance and Administrative Services Plan (the "Distribution Plan") as currently in effect. Based on consideration of the foregoing and all other factors deemed relevant by it, the Board of Directors determined that approval of the Plans was in the best interests of the Portfolios and their Shareholders, and that the Fund's Distribution Plan with respect to each Portfolio should be terminated concurrently with the approval by Shareholders of such Portfolio of the Plan.

      If Shareholders of a Portfolio fail to approve their respective Plan, the concerned Portfolio will not be liquidated and will continue to operate and be managed in accordance with the investment objective and policies of the Portfolio as currently in effect and its Distribution Plan would not be terminated. However, in such case, the Directors would determine what alternative action, if any, should be taken.

Description of the Plan

      Each Plan will become effective on the date of its approval by Shareholders (the "Effective Date"). Following approval by Shareholders of a Portfolio, such Portfolio will, as soon as reasonable and practicable after the Effective Date, complete the sale of the portfolio securities it holds in order to convert its assets to cash and will not engage in any business activity except for the purpose of winding up its business and affairs, preserving the value of its assets and distributing assets to Shareholders after the payment to (or reservation of assets for payment to) all creditors of the Portfolio. After the distribution of assets to Shareholders, each

Portfolio will be dissolved in accordance with the Plan and Maryland law. Each Plan provides that the Directors may authorize such variations from, or amendments to, the provisions of the Plan as may be necessary or appropriate to effect the dissolution, complete liquidation and termination of the existence of the concerned Portfolio in accordance with the purposes intended to be accomplished by the Plan.

      As soon as practicable after the Effective Date, and in any event within 60 days thereafter, the Portfolio will mail to each Shareholder of record who has not redeemed its shares a liquidating distribution equal to the Shareholder's proportionate interest in the remaining assets of the Portfolio and information concerning the sources of the liquidating distribution.

      Except as may be otherwise agreed to between each Portfolio and OpCap Advisors, all expenses incurred by or allocable to the concerned Portfolio in carrying out the Plan and dissolving the Portfolio, shall be borne by the Portfolio.

      The adoption of the Plan will not affect the right of Shareholders to redeem shares of the Portfolio at their then current net asset value per share. All officers of each Portfolio, as well as all entities serving the Portfolios, are expected to continue in their present positions and capacities until such time as the Portfolios are liquidated and dissolved.

      Each Plan provides for the termination of each Portfolio under the laws of the State of Maryland. Each Portfolio intends to file an appropriate notice of termination with the Office of the Secretary of State of Maryland. Such notice will state that the Board of Directors approved the termination of the concerned Portfolio pursuant to the Plan and will specify the exact date of termination. Maryland law does not provide rights of appraisal or similar rights of dissent to Shareholders with respect to the proposed liquidation and termination.

THE DIRECTORS OF THE FUND RECOMMEND THAT THE SHAREHOLDERS OF EACH PORTFOLIO APPROVE THE PLAN OF LIQUIDATION AND DISSOLUTION TO TERMINATE THEIR RESPECTIVE PORTFOLIO.

                                  REQUIRED VOTE

      Approval of the Plan is to be determined by the vote of a majority of the outstanding shares of the Portfolio which means an affirmative vote of the lesser of (1) a majority of the outstanding shares of the Portfolio, or (2) 67% or more of the shares of the Portfolio represented at the Meeting if more than 50% of the outstanding shares of the Portfolio are present or represented by proxy.

                              SHAREHOLDER PROPOSALS

      The Portfolios do not hold regular Shareholders' meetings. Proposals of Shareholders of the Portfolios intended to be presented at the next meeting of Shareholders must be received a reasonable time prior to the mailing of the proxy materials sent in connection with the meeting, for inclusion in the proxy statement for that meeting.

                             REPORTS TO SHAREHOLDERS

      The Fund's most recent Annual Report for the Fund's most recent fiscal year has been sent previously to Shareholders and is available without charge upon request. Such request should be made to ___________, OpCap Advisors, 1345 Avenue of the Americas, New York, New York 10105-4800 or by calling 1-800- ____________. The report will be sent first class mail within three business days of the request.

                                 OTHER BUSINESS

      The management of the Fund knows of no other matters which may be presented at the Meeting. However, if any matters not now known properly come before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote all shares that they are entitled to vote on any such matter, utilizing such proxy in accordance with their best judgment on such matters.

                                 By order of the Board of Directors,

                                 Michael B. Zuckerman
                                 Secretary

                                 December ___, 2002

                                                                       EXHIBIT A

                       PLAN OF LIQUIDATION AND DISSOLUTION

      The following Plan of Liquidation and Dissolution (the "Plan") of the [Primary Portfolio], [Government Portfolio], [General Municipal Portfolio], [California Municipal Portfolio], [New York Municipal Portfolio] (the "Portfolio"), a series of OCC Cash Reserves, Inc., (the "Fund"), a corporation organized and existing under the laws of the State of Maryland, which has operated as an open-end diversified management investment company registered under the Investment Company Act of 1940 , as amended (the "Investment Company Act"), is intended to accomplish the complete liquidation and dissolution of the Portfolio in conformity with the provisions of the Fund's Articles of Incorporation dated May 1, 1989, as amended (the "Articles"), and under Maryland law.

      WHEREAS, the Fund's Board of Directors ( the "Board") has deemed that it is advisable and in the best interests of the Portfolio and its Shareholders to liquidate and to dissolve the Portfolio, and the Board, on October 8, 2002, considered the matter and determined to recommend the termination of the Portfolio pursuant to this Plan;

      NOW, THEREFORE, the liquidation and dissolution of the Portfolio shall be carried out in the manner hereinafter set forth:

      1. Effective Date of Plan. This Plan shall be and become effective only upon the adoption and approval of the Plan at a meeting of Shareholders of the Portfolio ("Meeting") called for the purpose of voting upon the Plan. Approval of the Plan is to be determined by the vote of a majority of the outstanding shares of the Portfolio which means an affirmative vote of the lesser of (1) a majority of the outstanding shares of the Portfolio, or (2) 67% or more of the shares of the Portfolio represented at the Meeting if more than 50% of the outstanding shares of the Portfolio are present or represented by proxy. The date of such adoption and approval of the Plan by Shareholders is hereinafter call the "Effective Date."

      2. Dissolution. As promptly as practicable after the Effective Date, consistent with the provisions of this Plan, the Portfolio shall be liquidated and dissolved pursuant to applicable provisions of Maryland law.

      3. Cessation of Business. After the Effective Date, the Portfolio shall not engage in any business activities except for the purpose of winding up its business and affairs, preserving the value of its assets and distributing its assets to Shareholders in accordance with the provisions of this Plan after the payment to (or reservation of assets for payment to) all creditors of the Portfolio; provided that the Portfolio shall, prior to the making of the final liquidating distribution, continue to honor requests for the redemption of shares and may, as determined to be appropriate by the Board, make payment of dividends and other distributions to Shareholders and permit the reinvestment thereof in additional shares.

      4. Liquidation of Assets. The Portfolio shall cause the liquidation of its assets to cash form as is practicable consistent with the terms of the Plan.

      5. Payment of Debts. As soon as practicable after the Effective Date, the Portfolio shall determine and pay (or reserve sufficient amounts to pay) the amount of all known or reasonably ascertainable liabilities of the Portfolio incurred or expected to be incurred prior to the date of the liquidating distribution provided in
            Section 6 below.

      6. Liquidating Distribution. As soon as practicable after the Effective Date, and in any event within sixty (60) days thereafter, the Portfolio will mail the following to each Shareholder of record who has not redeemed its shares: (i) a liquidating distribution equal to the Shareholder's proportionate interest in the remaining assets of the Portfolio (after the payments and creation of the reserves contemplated by Section 5 above); and (ii) information concerning the sources of the liquidating distribution.

      7. Expenses of Liquidation and Dissolution. All expenses incurred by or allocable to the Portfolio in carrying out this Plan and dissolving the Portfolio, shall be borne by the Portfolio.

      8. Power of the Board of Directors. The Board and, subject to the general direction of the Board, the officers of the Portfolio, shall have authority to do or authorize any and all acts and things as provided for in this Plan and any and all such further acts and things as they may consider necessary or desirable to carry out the purposes of this Plan, including without limitation, the execution and filing of all certificates, documents, information returns, tax returns, forms, and other papers which may be necessary or appropriate to implement this Plan or which may be required by the provisions of the Investment Company Act, the Securities Act of 1933, as amended, and applicable Maryland law.

            The death, resignation or other disability of any Director or any officer of the Portfolio shall not impair the authority of the surviving or remaining Directors or officers to exercise any of the powers provided for in this Plan.

      9. Amendment of the Plan. The Board shall have the authority to authorize such variations from or amendments to the provisions of this Plan (other than the terms of the liquidating distribution) as may be necessary or appropriate to effect the dissolution, complete liquidation and termination of existence of the Portfolio, and the distribution of assets to Shareholders in accordance with the purposes intended to be accomplished by this Plan.

                             OCC CASH RESERVES, INC.

                                PRIMARY PORTFOLIO
                              GOVERNMENT PORTFOLIO
                           GENERAL MUNICIPAL PORTFOLIO
                         CALIFORNIA MUNICIPAL PORTFOLIO
                          NEW YORK MUNICIPAL PORTFOLIO

                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD December 23, 2002

      The undersigned shareholder of OCC Cash Reserves, Inc. does hereby appoint Brian Shlissel, Stephen J. Treadway, and Michael Zuckerman and each of them, as attorneys-in-fact and proxies of the undersigned, each with the full power of substitution, to attend the Special Meeting of Shareholders of OCC Cash Reserves, Inc. to be held on December 23, 2002, in the offices of OpCap Advisors, 1345 Avenue of the Americas, 49th Floor, New York, NY at 9:00 a.m., New York time, and at all adjournments thereof and to vote the shares held in the name of the undersigned on the record date for said meeting for the Proposal specified on the reverse side hereof. Said attorneys-in-fact shall vote in accordance with their best judgment as to any other matter.

                           (Continued on reverse side)

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted "FOR" the proposal set forth on the reverse hereof and as recommended by the Board of Directors. IMPORTANT - This proxy must be signed and dated on the reverse side.

TO VOTE PLEASE COMPLETE AND RETURN THIS CARD

The Proposal

1. Approval of a Plan of Liquidation and Dissolution pursuant to which the Portfolio's assets will be liquidated, known liabilities satisfied and remaining proceeds distributed to Shareholders.

                FOR _________ AGAINST _________ ABSTAIN _________

Please sign personally. If the shares are registered in more than one name, each joint owner or fiduciary, should sign personally. Only authorized officers should sign for corporations.

                  Please make sure to sign and date this Proxy using black or blue ink.

                  Date____________________________________________________

                  [Insert box]

                  Shareholder sign in box above

                  [Insert box]

                  Co-Owner (if any) sign in the box above

                                    IMPORTANT

PLEASE DATE, SIGN AND RETURN THE ABOVE PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE.